UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

NEWELL BRANDS INC.
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE LP

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

STARBOARD VALUE AND OPPORTUNITY S LLC

STARBOARD VALUE AND OPPORTUNITY C LP

STARBOARD LEADERS QUEBEC LLC

STARBOARD LEADERS SELECT FUND LP

STARBOARD T FUND LP

STARBOARD LEADERS SELECT N MASTER FUND LP

STARBOARD VALUE R LP

STARBOARD VALUE R GP LLC

STARBOARD LEADERS FUND LP

STARBOARD LEADERS SELECT V GP LLC

STARBOARD VALUE A LP

STARBOARD VALUE A GP LLC

STARBOARD VALUE GP LLC

STARBOARD PRINCIPAL CO LP

STARBOARD PRINCIPAL CO GP LLC

JEFFREY C. SMITH

MARK R. MITCHELL

PETER A. FELD

BRADLEY A. ALFORD

PAULINE J. BROWN

GERARDO I. LOPEZ

BRIDGET RYAN BERMAN

CHARLES M. SONSTEBY

ROBERT A. STEELE

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Starboard Value LP, together with its affiliates (collectively, “Starboard”), has filed a preliminary proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission to be used to solicit proxies for the election of its slate of director nominees at the 2018 annual meeting of stockholders of Newell Brands Inc., a Delaware corporation (the “Company”).

On March 20, 2018, Starboard issued the following press release:

STARBOARD ISSUES STATEMENT ON NEWELL

NEW YORK, NY - March 20, 2018 /PRNewswire/ -- Starboard Value LP (together with its affiliates, “Starboard”), a significant shareholder of Newell Brands Inc. (“Newell” or the “Company”) (NYSE:NWL), which together with the other participants in its solicitation beneficially owns approximately 4.5% of the Company’s outstanding shares, today provided the following statement on its investment in Newell.

We continue to believe that Newell is substantially undervalued and that significant opportunities exist to create substantial shareholder value. As we have consistently stated, we believe that considerable change to the composition of Newell’s Board of Directors (the “Board”) and leadership is required. Since our involvement, eight of the eleven Board members will be new, including a new Chairman.

We believe that asset sales, if executed properly, can create substantial value at Newell. Given that Newell intends to now explore asset sales for approximately half of the Company, we believe that the most prudent course of action is for the Company to work with its financial advisor to evaluate a comprehensive set of strategic alternatives for all of the businesses. Only following this thorough analysis can Newell prudently determine which assets may realize the greatest after-tax value, and decide which assets, if any, the Company should continue to operate.

In addition to asset sales, we are of the belief that there is an opportunity to significantly improve the operations at Newell. Based on our research, we are confident that there is an opportunity to improve operating income by approximately $500 to $800 million based on actions that should be within management’s control. We believe it is important that, in addition to exploring strategic alternatives for all of the businesses, the new Board be equally and simultaneously focused on the operational improvements available to the Company. Asset sales on their own are not a panacea for operational issues.

We intend to closely monitor the situation, and will be reserving our rights as to the election contest. Should we decide to move forward, we would reduce our slate to a minority of the Board. Given the new circumstances, and in consultation with Mariposa Associates, LLC, Ian Ashken, Domenico De Sole, Martin Franklin, and James Lillie are collectively withdrawing their names from nomination as they now plan to pursue other opportunities.

Mr. Franklin stated “Newell announced yesterday that it was replacing its Chairman and the majority of the remaining Board. When Ian, Domenico and I resigned from the Board in January, we did so consistent with our belief that management and the Board were unwilling to recognize, and ill-equipped to deal with, the strategic and execution issues facing the Company. We believe that our collective actions have moved the Company substantially. However, we agree with Starboard that there are still many strategic and operational improvements which can be made and which are in management’s control. Given the circumstances, we plan to focus on other opportunities but fully support Starboard in their deliberations.”

Jeffrey C. Smith of Starboard stated “We appreciate the support that we have received from shareholders. We look forward to continuing to engage with shareholders as our goal is to represent the best interests of all Newell shareholders.”

About Starboard Value LP

Starboard Value LP is a New York-based investment adviser with a focused and differentiated fundamental approach to investing primarily in publicly traded U.S. companies. Starboard invests in deeply undervalued companies and actively engages with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

Investor contacts:

Peter Feld, (212) 201-4878

Gavin Molinelli, (212) 201-4828

www.starboardvalue.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Starboard Value LP, together with the other participants named herein (collectively, "Starboard"), has filed a preliminary proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission ("SEC") to be used to solicit votes for the election of its slate of director nominees at the 2018 annual meeting of stockholders of Newell Brands Inc., a Delaware corporation (the "Company").

STARBOARD STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation at the time the press release was issued on March 20, 2018 were Starboard Value and Opportunity Master Fund Ltd ("Starboard V&O Fund"), Starboard Value and Opportunity S LLC (“Starboard S LLC”), Starboard Value and Opportunity C LP (“Starboard C LP”), Starboard Leaders Quebec LLC (“Starboard Quebec LLC”), Starboard Leaders Select Fund LP (“Starboard Select LP”), Starboard T Fund LP (“Starboard T LP”), Starboard Leaders Select N Master Fund LP (“Starboard N LP”), Starboard Leaders Fund LP (“Starboard Leaders Fund”), Starboard Leaders Select V GP LLC (“Starboard V LLC”), Starboard Value A LP (“Starboard A LP”), Starboard Value A GP LLC (“Starboard A GP”), Starboard Value LP, Starboard Value GP LLC (“Starboard Value GP”), Starboard Principal Co LP (“Principal Co”), Starboard Principal Co GP LLC (“Principal GP”), Starboard Value R LP (“Starboard R LP”), Starboard Value R GP LLC (“Starboard R GP”), Jeffrey C. Smith, Mark R. Mitchell, Peter A. Feld, Mariposa Associates, LLC (“Mariposa Associates”), Ian G.H. Ashken, Martin E. Franklin, James E. Lillie, Bradley A. Alford, Pauline J. Brown, Bridget Ryan Berman, Domenico De Sole, Gerardo I. Lopez, Charles M. Sonsteby and Robert A. Steele. Subsequent to the issuance of the press release, (i) such parties executed a Termination of Group Agreement pursuant to which Mariposa Associates and Messrs. Ashken, Franklin and Lillie terminated their participation in that certain Group Agreement, dated February 8, 2018, and (ii) the nominations of Messrs. Ashken, De Sole, Franklin and Lillie were formally withdrawn.

As of the time the press release was issued on March 20, 2018, Starboard V&O Fund directly beneficially owned 7,256,127 shares of Common Stock, par value $1.00 (the “Common Stock”), of the Company, Starboard S LLC directly beneficially owned 881,311 shares of Common Stock, Starboard C LP directly beneficially owned 499,409 shares of Common Stock, Starboard Quebec LLC directly beneficially owned 687,575 shares of Common Stock, Starboard Select LP directly beneficially owned 2,483,061 shares of Common Stock, Starboard T LP directly beneficially owned 1,678,995 shares of Common Stock, Starboard N LP directly beneficially owned 2,510,215 shares of Common Stock, and 2,587,761 shares of Common Stock were held in accounts managed by Starboard Value LP (the “Starboard Value LP Accounts”).  Starboard R LP, as the general partner of Starboard C LP, may be deemed the beneficial owner of the 499,409 shares of Common Stock owned by Starboard C LP. Starboard R GP, as the general partner of Starboard R LP, may be deemed the beneficial owner of the 499,409 shares of Common Stock owned by Starboard C LP. Starboard Leaders Fund, as a member of Starboard Quebec LLC, may be deemed the beneficial owner of the 687,575 shares of Common Stock owned by Starboard Quebec LLC. Starboard V LLC, as the general partner of Starboard N LP, may be deemed the beneficial owner of the 2,510,215 shares of Common Stock owned by Starboard N LP. Starboard A LP, as the general partner of Starboard Leaders Fund, Starboard Select LP and Starboard T LP and the managing member of Starboard Quebec LLC and Starboard V LLC, may be deemed the beneficial owner of the (i) 687,575 shares of Common Stock owned by Starboard Quebec LLC, (ii) 2,483,061 shares of Common Stock owned by Starboard Select LP, (iii) 1,678,995 shares of Common Stock owned by Starboard T LP and (iv) 2,510,215 shares of Common Stock owned by Starboard N LP. Starboard A GP, as the general partner of Starboard A LP, may be deemed the beneficial owner of the (i) 687,575 shares of Common Stock owned by Starboard Quebec LLC, (ii) 2,483,061 shares of Common Stock owned by Starboard Select LP, (iii) 1,678,995 shares of Common Stock owned by Starboard T LP and (iv) 2,510,215 shares of Common Stock owned by Starboard N LP. Starboard Value LP, as the investment manager of Starboard V&O Fund, Starboard C LP, Starboard Quebec LLC, Starboard Select LP, Starboard T LP, Starboard N LP and the Starboard Value LP Accounts and the manager of Starboard S LLC, may be deemed the beneficial owner of the (i) 7,256,127 shares of Common Stock owned by Starboard V&O Fund, (ii) 881,311 shares of Common Stock owned by Starboard S LLC, (iii) 499,409 shares of Common Stock owned by Starboard C LP, (iv) 687,575 shares of Common Stock owned by Starboard Quebec LLC, (v) 2,483,061 shares of Common Stock owned by Starboard Select LP, (vi) 1,678,995 shares of Common Stock owned by Starboard T LP, (vii) 2,510,215 shares of Common Stock owned by Starboard N LP and (viii) 2,587,761 shares of Common Stock held in the Starboard Value LP Accounts. Starboard Value GP, as the general partner of Starboard Value LP, may be deemed the beneficial owner of the (i) 7,256,127 shares of Common Stock owned by Starboard V&O Fund, (ii) 881,311 shares of Common Stock owned by Starboard S LLC, (iii) 499,409 shares of Common Stock owned by Starboard C LP, (iv) 687,575 shares of Common Stock owned by Starboard Quebec LLC, (v) 2,483,061 shares of Common Stock owned by Starboard Select LP, (vi) 1,678,995 shares of Common Stock owned by Starboard T LP, (vii) 2,510,215 shares of Common Stock owned by Starboard N LP and (viii) 2,587,761 shares of Common Stock held in the Starboard Value LP Accounts. Principal Co, as a member of Starboard Value GP, may be deemed the beneficial owner of the (i) 7,256,127 shares of Common Stock owned by Starboard V&O Fund, (ii) 881,311 shares of Common Stock owned by Starboard S LLC, (iii) 499,409 shares of Common Stock owned by Starboard C LP, (iv) 687,575 shares of Common Stock owned by Starboard Quebec LLC, (v) 2,483,061 shares of Common Stock owned by Starboard Select LP, (vi) 1,678,995 shares of Common Stock owned by Starboard T LP, (vii) 2,510,215 shares of Common Stock owned by Starboard N LP and (viii) 2,587,761 shares of Common Stock held in the Starboard Value LP Accounts. Principal GP, as the general partner of Principal Co, may be deemed the beneficial owner of the (i) 7,256,127 shares of Common Stock owned by Starboard V&O Fund, (ii) 881,311 shares of Common Stock owned by Starboard S LLC, (iii) 499,409 shares of Common Stock owned by Starboard C LP, (iv) 687,575 shares of Common Stock owned by Starboard Quebec LLC, (v) 2,483,061 shares of Common Stock owned by Starboard Select LP, (vi) 1,678,995 shares of Common Stock owned by Starboard T LP, (vii) 2,510,215 shares of Common Stock owned by Starboard N LP and (viii) 2,587,761 shares of Common Stock held in the Starboard Value LP Accounts. Each of Messrs. Smith, Mitchell and Feld, as a member of Principal GP and as a member of each of the Management Committee of Starboard Value GP and the Management Committee of Principal GP, may be deemed the beneficial owner of the (i) 7,256,127 shares of Common Stock owned by Starboard V&O Fund, (ii) 881,311 shares of Common Stock owned by Starboard S LLC, (iii) 499,409 shares of Common Stock owned by Starboard C LP, (iv) 687,575 shares of Common Stock owned by Starboard Quebec LLC, (v) 2,483,061 shares of Common Stock owned by Starboard Select LP, (vi) 1,678,995 shares of Common Stock owned by Starboard T LP, (vii) 2,510,215 shares of Common Stock owned by Starboard N LP and (viii) 2,587,761 shares of Common Stock held in the Starboard Value LP Accounts.

As of the time the press release was issued on March 20, 2018, Mr. Alford beneficially owned 13,400 shares of Common Stock, Mr. Ashken beneficially owned 511,374 shares of Common Stock, Mr. De Sole beneficially owned 66,464 shares of Common Stock, Mr. Franklin beneficially owned 2,047,227 shares of Common Stock, Mr. Lillie beneficially owned 97,836 shares of Common Stock, Mr. Lopez beneficially owned 2,000 shares of Common Stock, Ms. Ryan Berman beneficially owned 1,444 shares of Common Stock, including 135 shares directly owned by her spouse, Mr. Sonsteby beneficially owned 7,000 shares of Common Stock, and Mariposa Associates, Ms. Brown and Mr. Steele did not beneficially own any shares of Common Stock.